FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”) executed on October 23, 2019 is entered into by and between:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Swing Line Lender, and Lender (in such capacities, the “Lender”), a national bank with an address of 125 High Street, Boston, Massachusetts ; and
THE KITCHEN COLLECTION, LLC (the “Borrower”), an Ohio limited liability company with an address of 71 East Water Street, Chillicothe, Ohio.

BACKGROUND:

The Lender and the Borrower entered into a financing arrangement evidenced by, among other things, a certain Credit Agreement dated April 29, 2010, as amended on August 7, 2012, September 19, 2014, and October 20, 2017 (as amended and in effect, the “Credit Agreement”) and all other Loan Documents incidental thereto. (Capitalized terms used herein without definition shall have the respective meanings as set forth in the Credit Agreement).
The Borrower has advised the Lender that the Borrower intends to cease business operations in the ordinary course, close all of the Borrower’s retail Store locations, and liquidate all of the Inventory located at those Stores (collectively, the “Liquidation”), in order to, among other things, satisfy all Obligations in full. In furtherance of the Liquidation, the Borrower intends to enter into a certain Letter Agreement Governing Inventory Disposition (the “Liquidation Agreement”) with Hilco Merchant Resources, LLC (“Hilco”) and has engaged Conway Mackenzie, Inc. (the “Conway Mackenzie”) to assist in the management and operation of the Borrower’s business during the Liquidation. The foregoing constitute both a Cash Dominion Event and an Event of Default, including under Section 8.01(l), of the Credit Agreement (the “Acknowledged Event of Defaults”), and the Borrower has requested that the Lender forbear from exercising the Lender’s rights and remedies under the Credit Agreement and the Loan Documents as a result of the Acknowledged Events of Default pending payment in full of the Obligations on or before December 15, 2019 (the “Forbearance Termination Date”). The Lender is willing to do so, but only upon the terms and conditions set forth in this Agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Borrower and the Lender as follows:

1.
Acknowledgment of Indebtedness. The Borrower hereby acknowledges and agrees that, in accordance with the terms and conditions of the Loan Documents, the Borrower is liable to the Lender for the following outstanding amounts as of October 22, 2019:

a.	Principal $9,933,691.77

b.
For all other Obligations, including, without limitation, all obligations under any Bank Products, and cash management services, and all other similar amounts now or hereafter due and owing, whether owed to the Lender directly or to any affiliate of the Lender.

c.
For all interest (accrued and hereafter accruing) upon the Obligations, and for all fees, costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter accruing or incurred by the Lender in connection with the Loan Documents, including, without limitation, all attorneys’ fees and expenses incurred in connection with the negotiation, preparation, and enforcement of this Agreement and all documents, instruments, and agreements required in connection herewith or related hereto (collectively, the “Forbearance Documents”).
Hereinafter, all amounts set forth in this Paragraph 1, all other amounts owed under the Loan Documents, and all amounts payable under this Agreement and the other Forbearance Documents shall be referred to collectively as the “Obligations”.

2.	Ratification of Loan Documents. The Borrower:

a.
Hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Loan Documents. The Borrower further acknowledges and agrees that except as specifically modified in this Agreement and the other Forbearance Documents, all terms and conditions of the Loan Documents shall remain in full force and effect.

b.
Hereby ratifies, confirms, and reaffirms that (i) the obligations secured by the Loan Documents include, without limitation, the Obligations, and any future modifications, amendments, substitutions, or renewals thereof, and (ii) all Collateral, whether now existing or hereafter acquired, granted to the Lender pursuant to the Loan Documents, the Forbearance Documents, or otherwise shall secure all of the Obligations until the full, final, and indefeasible payment of the Obligations.

c.
Shall, from and after the execution of this Agreement, execute and deliver to the Lender whatever additional documents, instruments, and agreements that the Lender may require in order to vest or perfect the Loan Documents and the Forbearance Documents and the Collateral granted therein more securely in the Lender and to otherwise give effect to the terms and conditions of this Agreement and the other Forbearance Documents.

3.
Conditions to Effectiveness. The Lender’s agreement to forbear, as more particularly set forth herein, shall not become effective unless and until each of the following conditions precedent have been fulfilled, all as determined by the Lender in its sole and exclusive discretion:

a.	The Lender shall have received reimbursement of the costs and expenses due and owing at the execution of this Agreement as required in Paragraph 8 below;

b.
All action on the part of the Borrower necessary for the valid execution, delivery, and performance by the Borrower of this Agreement and the other Forbearance Documents shall have been duly and effectively taken; and

c.
This Agreement, and the other Forbearance Documents, shall be executed and delivered to the Lender by the parties thereto, shall be in full force and effect, and shall each be in a form and of a substance satisfactory to the Lender in its sole and exclusive discretion.

4.
Forbearance by Lender. The Borrower acknowledges and agrees that the Acknowledged Events of Default have occurred and are continuing under the Loan Documents and that as a result thereof the Lender hereby declares all Obligations to be immediately due and payable in full, and this Agreement hereby further confirms that the Termination Date has occurred. The Lender expressly reserves all rights and remedies under the Credit Agreement and the other Loan Documents. In consideration of the Borrower’ performance in accordance with each and every term and condition of this Agreement and the Forbearance Documents, the Lender shall forbear from enforcing its rights and remedies against the Borrower and the Collateral until the earlier of (a) the occurrence of a Termination Event (as defined below), or (b) 5:00 P.M. (prevailing Eastern time) on the Forbearance Termination Date. Notwithstanding the foregoing, nothing contained in this Agreement or the other Forbearance Documents shall constitute a waiver by the Lender of any Default or Event of Default, whether now existing or hereafter arising (including, without limitation, the Acknowledged Events of Default). This Agreement shall only constitute an agreement by the Lender to forbear from enforcing its rights and remedies upon the terms and conditions set forth herein.

5.	Terms of Forbearance. The Lender’s agreement to forbear from enforcing its rights and remedies under the Loan Documents is subject to each of the following terms and conditions:

a.
Forbearance Fee. In consideration of the Lender’s agreements set forth herein, the Borrower shall pay the Lender a fee (the “Forbearance Fee”) in the amount of $12,500.00 each week until all Obligations have been paid in full, with the first installment of $12,500.00 due upon the execution of this Agreement and with each subsequent installment due on Wednesday of each week commencing October 23, 2019 until all Obligations have been paid in full. The Lender is hereby authorized by the Borrower to make an advance under the Credit Agreement to pay each installment of the Forbearance Fee as and when due. Each installment of the Forbearance Fee shall be (i) fully earned by the Lender when paid, (ii) retained by the Lender as a fee and not applied in reduction of any other Obligations, and (iii) part of the Obligations and secured by all of the Collateral granted to the Lender to secure the Obligations. Any unpaid portion or installment of the Forbearance Fee shall be paid to the Lender upon the earlier of (x) the occurrence of any Termination Event or (y) 5:00 P.M. (prevailing Eastern time) on the Forbearance Termination Date.

b.	Aggregate Commitments. Upon the execution of this Agreement, the Aggregate Commitments shall be reduced to $15,000,000.00.

c.	Minimum Availability Covenant. Section 7.15 of the Credit Agreement is amended to revise the Minimum Availability covenant to be as follows:
Permit Availability at any time to be less than the greater of (a) ten percent (10%) of the Loan Cap, or (b) $1,000,000.00.

d.	Interest Rate.

i.
Upon the execution of this Agreement, the Lender shall cancel and terminate all LIBO Rate Loans, each of which shall be converted to a Base Rate Loan. The Borrower shall pay all costs, breakage fees, and similar charges incidental thereto.

ii.	As a result of the Acknowledged Events of Default, retroactively effective as of October 11, 2019, Interest shall accrue upon the Obligations at the Default Rate set forth in the Credit Agreement.

e.	Cash Dominion. As a result of the occurrence of a Cash Dominion Event, the Lender shall immediately implement full cash dominion as contemplated by the Loan Documents.

f.	Repayment of the Obligations.

i.	The Borrower shall continue to make all payments of principal, accrued and unpaid interest, fees, and other amounts owed under the Loan Documents as and when due; and

ii.
All Obligations shall have been indefeasibly paid in full on or before the earlier of (i) the occurrence of a Termination Event, or (ii) 5:00 P.M. (prevailing Eastern time) on the Forbearance Termination Date, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE.

g.
Budget and Projections. The Borrower has, in consultation with Conway Mackenzie, developed a wind down budget and cash flow projections through the Forbearance Termination Date (the “Budget”), a copy of which is annexed hereto marked Exhibit “A”. The Budget may be amended only with the consent of the Agent, which may be given by the Agent in its sole and exclusive discretion. The Borrower shall (w) operate its business and conduct the Liquidation in accordance with the Budget, (x) not permit any Overadvance to exist at any time (unless expressly agreed to in advance by the Lender), (y) reduce the outstanding balance of the Obligations to no greater than 115% of the amounts shown in the Budget each week, and (z) not make any expenditures in advance of the week each item is projected to be made in the Budget, and shall not request any Credit Extension under the Loan Agreement to be made, in excess of 107.5% of the amounts contained in the Budget on a cumulative basis.

h.
Reporting. The Borrower shall submit to the Lender weekly, on Tuesday of each week as of the close of business on the immediately preceding Saturday, (x) an updated Borrowing Base Certificate, and (y) a comparison of Budget-to-actual performance of the Liquidation. Each Borrowing Base Certificate shall reflect a reduction in the Appraisal Percentage with respect to Inventory to reflect the then prevailing discount implemented under the Liquidation Agreement. The Borrower shall further provide the Lender with such other additional reporting as the Lender may request from time to time, including detailed information on actual disbursements by line item.

i.
Lender’s Consultants. The Borrower acknowledges that the Lender may, as determined by the Lender in its sole and exclusive discretion, retain one or more professional advisors and consultants to provide services as the Lender’s financial and business consultants (collectively, the “Lender’s Consultants”) to aid and assist the Lender incidental to the performance by the Borrower of all terms and conditions of this Agreement and the Forbearance Documents. In connection therewith:

i.	If engaged, the Borrower acknowledges and agrees that each of the Lender’s Consultants will have been retained by the Lender, at the Borrower’s cost and expense.

ii.
The Borrower hereby authorizes each of the Lender’s Consultants to communicate directly with Conway Mackenzie, Hilco, and the Borrower and obtain business, financial, and other information from each of them.

iii.
Without limiting the scope of the engagement of the Lender’s Consultants, the Borrower, Conway Mackenzie, and Hilco shall cooperate and consult with each of the Lender’s Consultants (x) to test and verify the assumptions on which the Budget (and any proposed amendment thereof) are based, and (y) to assist in conducting the Liquidation.

6.
Termination Events. The occurrence of any one or more of the following events shall constitute an immediate termination event (each a “Termination Event”) under this Agreement without prior notice to the Borrower and without regard to any grace or cure periods contained in any of the Loan Documents:

a.
The failure of the Borrower to pay any amount required to be paid to the Lender under this Agreement or the other Forbearance Documents as and when due, including, without limitation, all of the Obligations indefeasibly in full on or before the Forbearance Termination Date, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;

b.
The failure of the Borrower to promptly, punctually, or faithfully perform or comply with any other term or condition of this Agreement and the other Forbearance Documents as and when due, including the failure to perform in accordance with the Budget and to achieve the projected results of the Liquidation as provided herein, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE

c.
The determination by the Lender that any warranty or representation made by the Borrower in connection with this Agreement, the other Forbearance Documents, or otherwise, was false or misleading in any material respect;

d.
The occurrence of a materially adverse change in or to the Collateral granted to the Lender under the Credit Agreement of the Loan Documents, and/or the Forbearance Documents, as determined by the Lender in its sole and exclusive discretion;

e.	Default by the Borrower under, or termination of the Liquidation Agreement; or

f.	The commencement by or against the Borrower of a case under title 11 of the United States Code.

7.	Rights Upon Termination. Upon notice to the Borrower of the earlier of (x) the occurrence of any Termination Event, or (y) 5:00 P.M. (prevailing Eastern time) on the Forbearance Termination Date:

a.
The agreement of the Lender to forbear as set forth in this Agreement shall automatically terminate and the Lender may immediately commence enforcing its rights and remedies pursuant to the Loan Documents, this Agreement, the other Forbearance Documents, and/or otherwise under applicable law; and

b.	All Obligations shall be immediately paid in full, without demand, notice, or protest, all of which are hereby expressly WAIVED.

8.
Costs and Expenses. Upon the execution of this Agreement, and from time to time thereafter, the Borrower shall pay to the Lender on demand an amount equal to any and all costs, fees, charges, expenses, and costs of collection (including fees and expenses of each of the Lender’s Consultants and the Lender’s attorneys’ fees and expenses) incurred by the Lender in connection with the Credit Agreement, the Loan Documents, this Agreement, and the other Forbearance Documents, whether directly or indirectly, including (but not limited to) all audit fees, examination fees, appraisal fees, and similar items, as well as all periodic fees and charges due to the Lender. The Lender is hereby authorized by the Borrower to make Credit Extensions from time to time under the Credit Agreement to pay any such amount as and when required by the Lender, whether or not the Lender is otherwise making Credit Extensions under the Credit Agreement at that time, and whether or not sufficient Availability exists therefor.

9.	Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

a.
The execution and delivery of this Agreement and the other Forbearance Documents by the Borrower and the performance by the Borrower of its obligations and agreements under this Agreement, the other Forbearance Documents, and the Loan Documents are within the authority of the Borrower, have been duly authorized by all necessary corporate or other proceedings on behalf of the Borrower, and do not and will not contravene any provision of law, statute, rule or regulation to which the Borrower is subject or, if applicable, the Borrower’s charter, other organization papers, by-laws, or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower.

b.
This Agreement, the other Forbearance Documents, and the Loan Documents constitute legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

c.
No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery, or performance by the Borrower of this Agreement, the other Forbearance Documents, or any of the Loan Documents.

d.
The representations and warranties contained in this Agreement and the other Forbearance Documents were true and correct in all material respects at and as of the date made and are true and correct in all material respects as of the date hereof, except to the extent of changes resulting from transactions specifically contemplated or specifically permitted by this Agreement or the other Forbearance Documents, changes which have been disclosed in writing to the Lender on or prior to the date hereof, and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date.

e.	The Borrower currently has no commercial tort claims (as such term is defined in the Uniform Commercial Code) and hereby covenants and agrees that in the event the

Borrower shall hereafter hold or acquire a commercial tort claim, the Borrower shall immediately notify the Lender of the particulars of such claim in writing and shall grant to the Lender a security interest therein and in the proceeds thereof, upon such terms and documentation as may be satisfactory to the Lender.

f.
The Borrower has read and understands each of the terms and conditions of this Agreement and the other Forbearance Documents, and is entering into this Agreement and the other Forbearance Documents freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection, and not in reliance upon any representations, warranties, or agreements made by the Lender (or any of its agents or representatives) which are not set forth in this Agreement or the other Forbearance Documents.

10.	Waivers.

a.
Non-Interference. From and after the occurrence of any Termination Event, the Borrower agrees not to interfere with the lawful exercise by the Lender of any of its rights and remedies. The Borrower further agrees that it shall not seek to distrain or otherwise hinder, delay, or impair the efforts of the Lender to realize upon any Collateral granted to the Lender or otherwise enforce its rights and remedies pursuant to the Loan Documents, this Agreement, and/or the other Forbearance Documents. The provisions of this paragraph shall be specifically enforceable by the Lender.

b.
Jury Trial. The Borrower and the Lender make the following waiver knowingly, voluntarily, and intentionally, and understand that the other, in entering into this Agreement, is relying thereon. THE BORROWER AND THE LENDER, TO THE EXTENT OTHERWISE ENTITLED THERETO, HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH EITHER OF THEM BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST SUCH PARTY OR IN WHICH SUCH PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE BORROWER, OR ANY OTHER PERSON, AND THE LENDER.

c.
Waiver of Claims. The Borrower hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lender or any of the Lender’s affiliates, or any of their respective officers, directors, employees, attorneys, representatives, agents, predecessors, parent, subsidiaries, shareholders, affiliates, successors, and assigns (collectively, the “Lender Parties”) with respect to the Obligations or the Loan Documents, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender Parties, or any one of them, with respect thereto whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Lender Parties from any liability therefor.

11.	General.

a.
This Agreement shall be binding upon the Borrower and the Borrower’s successors, and assigns, and shall inure to the benefit of the Lender and the Lender’s successors and assigns. This Agreement and the other Forbearance Documents incorporate all of the discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other documents, instruments, and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the Borrower and the Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

b.
Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

c.
All rights and obligations hereunder and under the other Forbearance Documents, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of New York without regard to the conflicts of laws provisions thereof.

d.	The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the parties to this Agreement.

e.
In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into between the Borrower and the Lender, the provisions of this Agreement shall govern and control.

f.
The Lender and the Borrower have prepared this Agreement and the other Forbearance Documents with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted jointly by the Lender and the Borrower and shall not be construed against either the Lender or the Borrower.

g.
This Agreement may be executed in multiple identical counterparts (including by facsimile or e-mail transmission of a PDF file), each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement. This Agreement will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart has been executed by such party and a copy thereof has been delivered to the other party to this Agreement.

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IN WITNESS WHEREOF, this Forbearance Agreement has been executed as of the date first set forth above.

LENDER:		BORROWER:

WELLS FARGO BANK, NATIONAL ASSOCIATION		THE KITCHEN COLLECTION, LLC

By:	/s/ Chanda Ruff	By:	/s/ Robert O. Strenski
Name:	Chanda Ruff	Name:	Robert O. Strenski
Title:	Assistant Vice President	Title:	President

EXHIBIT A
Budget